Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Everspin Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	Rule 457(o)	(2)	(3)	(3)	-	-
	Equity	Preferred Stock, $0.0001 par value per share	Rule 457(o)	(2)	(3)	(3)	-	-
	Debt	Debt Securities	Rule 457(o)	(2)	(3)	(3)	-	-
	Other	Warrants	Rule 457(o)	(2)	(3)	(3)	-	-
	Unallocated (Universal) Shelf	-	Rule 457(o)	(2)	(3)	$100,000,000(3)	0.0001476	$14,760(4)
Fees Previously Paid	-	-	-	-	-	-		-
	Total Offering Amounts					$100,000,000		$14,760
	Total Fees Previously Paid							$0
	Total Fee Offsets							$10,910
	Net Fee Due							$3,850

(1)	Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities to be sold by the Registrant from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities.

(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

(4)	The proposed maximum aggregate offering price has been calculated pursuant to Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Everspin Technologies, Inc.	S-3	333-249891	11/06/2020	-	$10,910(5)	Unallocated (Universal) Shelf	Common Stock, $0.0001 par value per share, Preferred Stock, $0.0001 par value per share, Debt Securities, Warrants	Common Stock, $0.0001 par value per share, Preferred Stock, $0.0001 par value per share, Debt Securities, Warrants	$100,000,000	-
Fee Offset Sources	Everspin Technologies, Inc.	S-3	333-249891	-	11/06/2020	-	-	-	-	-	$2,655.21
Fee Offset Sources	Everspin Technologies, Inc.	S-3	333-221331	-	11/03/2017	-	-	-	-	-	$8,254.79

(5)	Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting its filing fee for this registration statement by $10,910, which represents the registration fee with respect to $100,000,000 of unsold securities from the Registrant’s prior registration statement on Form S-3 (File No. 333-249891), originally filed by the Registrant on November 6, 2020 and declared effective on November 16, 2020 (the “2020 Registration Statement”). In connection with the filing of the 2020 Registration Statement, the Registrant paid a filing fee of $2,655.21 associated with the offering of a portion of the unsold securities (based on the filing fee rate in effect at the time of the filing of the 2020 Registration Statement) and offset $8,254.79 with respect to $66,303,515 of unsold securities previously registered pursuant to the Registrant's prior registration statement on Form S-3 (File No. 333-221331), originally filed by the Registrant on November 3, 2017 and declared effective on November 13, 2017. As a result, $3,850 is being remitted herewith.